Exhibit 99.1

NN, Inc. Announces Formation of a Strategic Committee of the Board of Directors

Committee to Evaluate a Broad Range of Strategic, Financing and Other Alternatives to Enhance Shareholder Value

FOR IMMEDIATE RELEASE

CHARLOTTE, N.C., Dec. 12, 2025 – NN, Inc. (“NN” or the “Company”) (NASDAQ: NNBR), a global diversified industrial company that engineers and manufactures high-precision components and assemblies, today announced that the Board of Directors (the “Board”) has formed a Strategic Committee to oversee a review of strategic and financial alternatives to further enhance shareholder value.

The Strategic Committee is comprised of three independent directors, Raynard Benvenuti, Jeri Harman and Thomas Wilson, and has been tasked with evaluating a broad spectrum of strategic, financial and business configuration options for the Company. The Board has engaged Houlihan Lokey, a leading independent investment bank, as the Company’s financial advisor.

“The Board’s decision to form a Strategic Committee reflects our commitment to maximizing value for NN’s shareholders and evaluating potential avenues to achieve this objective,” said Ms. Harman, independent Chair of NN. Ms. Harman continued, “Over the past several years, we have strengthened our executive team, sharpened our strategic focus, expanded operating income and EBITDA, built a new sales pipeline of more than $800 million, secured approximately $200 million in new business, entered the medical and data center markets, developed a healthy M&A pipeline, and positioned the Company to scale up to its next stage of growth. These accomplishments have improved our earnings quality and enhanced our free cash flow generation profile. With this stronger foundation in place, we believe now is the right time to take a fresh, comprehensive look at additional ways to unlock value for our shareholders.”

Harold Bevis, President and Chief Executive Officer of NN, added, “As the Committee conducts its review, the Company remains focused on advancing its transformation plan and delivering the high-quality products, engineering support and service that our customers expect from NN.”

There can be no assurance that the process will result in any particular outcome. NN has not set a timetable for the completion of the review, and the Company does not intend to provide further updates unless and until the Board has approved a specific course of action or determines additional disclosure is appropriate or necessary.

ABOUT NN

NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, Europe, South America, and China. For more information about the company and its products, please visit www.nninc.com.

Forward-Looking Statements

This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the strategic review, including the timing and outcome of such review, our long-term financial profile and other statements that are not historical fact. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “growth,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project”, “trajectory” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; material changes in the costs and availability of raw materials; the level of our indebtedness; our ability to secure, maintain or enforce patents or other appropriate protections for our intellectual property; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

Investor Relations:

Joseph Caminiti or Stephen Poe, Investors

NNBR@alpha-ir.com

312-445-2870